EXHIBIT 4.4

NEITHER THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

_____________

6% CONVERTIBLE SECURED PROMISSORY NOTE

$[_______]	Huntsville, Tennessee
December 3, 2009

Miller Petroleum, Inc., a Tennessee corporation (the “Company”), the principal office of which is located at 3651 Baker Highway, Huntsville, Tennessee 37756, for value received hereby promises to pay to  ________, or his registered assigns (the “Holder”), the sum of $[________] or such other amount as shall then equal the outstanding principal amount hereof and all accrued and unpaid interest, as set forth below, on the earlier of (i) December 4, 2016 (the “Maturity Date”), or (ii) when declared due and payable upon the occurrence of an Event of Default (as defined below). Payment for all amounts due hereunder shall be made by wire transfer of immediately available funds, in lawful tender of the United States, to an account designated in writing by the Holder. This Note is issued pursuant to that certain Subscription Agreement by and among the Company and the Holder described therein, dated as of the date hereof, as the same may from time to time be amended, modified or supplemented (the “Subscription Agreement”). Capitalized terms used in this Note that are not defined herein shall have the respective meanings given such terms in the Subscription Agreement. The Holder of this Note is subject to certain restrictions set forth in the Subscription Agreement and shall be entitled to certain rights and privileges set forth in the Subscription Agreement.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

(i) “Company” includes any corporation that, to the extent permitted by this Note or the Subscription Agreement, shall succeed to or assume the obligations of the Company under this Note.

(ii)

 “Holder,” when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

2. Interest. Until all outstanding principal and all accrued and unpaid interest on this Note shall have been paid (or converted into shares of Common Stock) in full, interest on the unpaid principal balance of this Note shall accrue from the date hereof at the rate of six percent (6%) per annum (the “Initial Interest Rate”), payable, in equal installments within three (3) business day of the end of each calendar quarter commencing March 31, 2010. In the event that the principal amount of this Note and all accrued and unpaid interest is not paid in full when such amount becomes due and payable, the Initial Interest Rate shall increase to twelve percent (12%) per annum and shall continue to accrue on the outstanding balance until such outstanding balance is paid. In the event the Note converts prior to the Maturity Date, the Initial Interest Rate shall be payable through the date of such conversion, and shall be payable within three (3) business days of conversion.

3. Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an “Event of Default”), the Company agrees to give the Holder written notice of such event. The Holder may, so long as such condition exists or has not been cured during the applicable cure period (whether or not the Holder has received notice of such event), declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

(i) Failure by the Company to make any payment hereunder when due, which failure has not been cured within thirty (30) days following such due date; or

(ii) Any breach by the Company of any material representation, warranty or covenant in this Note or the Subscription Agreement which results in a Material Adverse Effect on the Company’s business, operations or financial condition; provided, that, in the event of any such breach, such breach shall not have been cured by the Company within thirty (30) days after written notice to the Company of such breach; or

(iii) The voluntary institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

(iv) If, within sixty (60) days after the commencement of an action against the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

4. Prepayment. The principal amount of this Note together with accrued interest thereon may be prepaid, in whole or part, at any time, upon thirty (30) days’ advance notice by the Company to the Holder. In the case of any prepayment of less than the total principal amount outstanding on the Note, the prepayment shall be applied first to the interest owed and then to principal.

5. Conversion.

5.1 Conversion. The Holder of this Note has the right, but not the obligation, at the Holder’s option, at any time prior to payment in full of the principal balance of this Note, to convert the unpaid principal amount of this Note, in accordance with the provisions of Section 5.2 hereof, in whole or in part, into fully paid and nonassessable shares of Common Stock, subject to the transfer and disposition restrictions under the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder, at the conversion price of $0.55 per share, subject to adjustment as set forth herein (the “Conversion Price”). Pursuant to Section 2 above, upon conversion, the Company shall pay to the Holder all accrued and unpaid interest on the principal amount of this Note so converted through the date of conversion determined pursuant to Section 5.2.

5.2 Conversion Procedure; Notice of Conversion. Before the Holder shall be entitled to convert this Note into shares of Common Stock, it shall surrender this Note at the office of the Company and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same pursuant to Section 5.1, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued and the amount of this Note being converted, if less than all. The Company shall, as soon as practicable thereafter, issue and deliver at such office to the Holder of this Note a certificate or certificates for the number of shares of Common Stock to which the Holder of this Note shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

5.3 Mechanics and Effect of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the number of shares issued upon the conversion of this Note shall be rounded up to the nearest whole share. At its expense, the Company shall, as soon as practicable after conversion, issue and deliver to the Holder at its principal office a certificate or certificates for the number of shares of such Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by the Subscription Agreement and applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note.

6. Conversion Price Adjustments.

6.1

Adjustments for Stock Splits and Subdivisions. In the event the Company should at any time or from time to time after the date of issuance hereof complete a split or subdivision of the outstanding shares of Common Stock or complete to all its stockholders another distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of the date of such dividend distribution, split or subdivision, the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares. The goal of this provision is to maintain Holder’s same percentage ownership of Common Stock Equivalent prior to the Company’s stock split and subdivision.

6.2 Adjustment for Subsequent Sales of Common Stock Equivalents. In the event the Company should at any time or from time to time after the date of issuance of the Note hereof, while the Note is outstanding, sell or transfer Common Stock Equivalents entitling any person to acquire shares of Common Stock (the “Subsequent Sales”) at an effective price per share less than the Conversion Price set forth in Section 5.1 hereof, then the Conversion Price of this Note shall be appropriately adjusted so that the number of shares of Common Stock issuable upon conversion of this Note shall be adjusted in proportion to such change in the Conversion Price so as to maintain the Holder’s percentage of his beneficial ownership of the Company’s securities calculated before the Subsequent Sales are given effect.

6.3 Adjustments for Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares. The goal of this provision is to maintain Holder’s same percentage ownership of Common Stock Equivalent prior to the Company’s reverse stock split.

6.4 Notices of Record Date, etc. In the event of:

6.4.1 Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, Subscription or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

6.4.2 Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of  the assets of the Company to any other person or any consolidation or merger involving the Company; or

6.4.3 Any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company will mail to the holder of this Note at least five (5) business days prior to the earliest date specified therein, a notice specifying:

6.4.3.1 The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

6.4.3.2 The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

6.5

Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of this Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note.

7. Security and Priority. The Note is secured by a Security Agreement in substantially all assets of Ky-Tenn Oil, Inc. acquired by the Company in 2009 on the terms and provisions set forth in the Security Agreement.

8. Covenants.

8.1 Affirmative Covenants of the Company. The Company covenants and agrees that, between the date hereof and the earlier of (i) the conversion of this Note pursuant to Section 5, and (ii) the date of repayment of all principal and interest on this Note, the Company shall:

8.1.1 Corporate Existence. At all times cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence.

8.1.2 Properties. Maintain and keep its properties in good repair, working order and condition, normal wear and tear expected.

8.1.3 Compliance with Laws. Comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which could reasonably be expected to have a Material Adverse Effect.

8.1.4 Books and Records. Maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles (“GAAP”), consistently applied.

8.1.5 Taxes and Other Liabilities. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, except as may be properly extended or those subject to good faith contest or as to which a bona fide dispute may exist that is being diligently pursued.

8.2

Negative Covenants of the Company. The Company covenants and agrees that, between the date hereof and the earlier of (i) the conversion of this Note pursuant to Section 5 or (ii) the repayment of all principal and interest on this Note, the Company shall not, without the prior notice to the Holder:

8.2.1 Ability to Perform Obligations. Become subject to (including, without limitation, by way of amendment to or modification of), any agreement or instrument which by its terms would (under any circumstances) restrict the Company’s right to perform the provisions of this Note.

8.2.2

Amend the Certificate of Incorporation or Bylaws. Amend its Certificate of Incorporation or Bylaws in any manner that adversely affects the rights associated with this Note.

8.2.3

Dividends. Make a cash distribution upon its capital stock.

8.2.4

Mergers, Etc. (i) Merge or consolidate with or into, or permit any of its subsidiaries to merge or consolidate with or into, any corporation, or (ii) sell, lease, transfer or otherwise dispose of all or any substantial part of its assets (except in the ordinary course of business), whether now owned or hereafter acquired, unless the Company or one of its subsidiaries would be the acquiring or surviving party in such transaction and no Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

9.

 Assignment. Subject to the restrictions on transfer described in Sections 8 and 11, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors and assigns of the parties. This Note may not be assigned or transferred by the parties except in accordance with the terms hereof.

10.

Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder issued pursuant to the Subscription Agreement.

11.

Transfer of this Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which this Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel, which counsel must be acceptable to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and opinion, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

12.

Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if faxed with confirmation of receipt by telephone or if mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth in the Subscription Agreement. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, faxed, or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered.

13.

No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company.

14.

Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed that permissible under applicable law. If at any time the performance of any provision of this Note or of any other agreement or instrument entered into in connection with this Note involves a payment exceeding the limit of the interest that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth herein or therein or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal. The provisions of this Section 14 shall never be superseded or waived and shall control every other provision of this Note and all other agreements and instruments between the Company and the Holder entered into in connection with this Note.

15.

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of law relating to conflict of laws.

16.

Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

17. Waiver. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Note to be issued this 4th day of December, 2009.

Miller Petroleum, Inc.

By:

Name:

Title:

Name of Holder: [______________]

Address:

________________

________________

Wiring Instructions to the Escrow Agent:

NOTICE OF CONVERSION

(To Be Signed Only Upon Conversion of Note)

TO ___________.

The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock of Miller Petroleum, Inc. to the extent of $__________________ unpaid principal amount of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to _______, whose address is __________________.

Dated: _____________________

____________________________________

(Signature must conform in all respects to

name of holder as specified on the face of

the Note)

____________________________________

(Address)